Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-054791, 033-321248, 333-33790 on Form S-8 of our report dated June 17, 2015, appearing in this Annual Report on Form 11-K of Investment and Employee Stock Ownership Plan of Avista Corporation for the year ended December 31, 2014.

/s/ CliftonLarsonAllen LLP
Spokane, Washington
June 17, 2015